Exhibit (23)-1

                        CONSENT OF ERNST & YOUNG LLP,
                             INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-4 No. 33-57987) and related Prospectus of HEALTHSOUTH Corporation for the registration of 9,683,020 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1995, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Form 10-K/A, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


   Further, we consent to the incorporation by reference therein of our report dated February 17, 1995 with respect to the consolidated financial statements of ReLife, Inc. included in its Current Reports on Form 8-K/A dated March 7, 1995, and April 21, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Birmingham, Alabama
May 8, 1995


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